Exhibit 99.1

 Standard Parking Corporation to Present at the Thomas Weisel Partners Consumer
                                   Conference

    CHICAGO--(BUSINESS WIRE)--Sept. 22, 2006--Standard Parking Corporation (NASDAQ:STAN) today announced that James A. Wilhelm, President and CEO, and G. Marc Baumann, Executive Vice President and CFO, will make a presentation at the Thomas Weisel Partners Consumer Conference 2006 in New York on Monday, September 25, 2006 at 12:30 p.m. (CT).
    The audio webcast, as well as the accompanying slide presentation, can be accessed from the Investor Relations section of the Company's website at www.standardparking.com. A replay of the event will be available shortly thereafter and can be accessed for 30 days after the event.

    Standard Parking is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. The Company manages over 1,900 parking facilities, containing over one million parking spaces in more than 300 cities across the United States and Canada, including parking-related and shuttle bus operations serving more than 60 airports.

    CONTACT: Standard Parking Corporation
             G. Marc Baumann, 312-274-2199
             mbaumann@standardparking.com